UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2006
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference, are Aircraft Time Sharing Agreements that were entered into between National City Credit Corporation, a subsidiary of National City Corporation, and David A Daberko, Chairman and Chief Executive Officer of National City Corporation, on October 23, 2006 (the “Time Sharing Agreements”). The Time Sharing Agreements allow Mr. Daberko to reimburse National City an amount equal to the maximum permitted by the Federal Aviation Administration for his personal use of the corporate aircraft. The Time Sharing Agreements are for a term of one year and automatically renew each following year. The Time Sharing Agreements may be terminated by either party on 30 days notice and will automatically terminate on the date Mr. Daberko ceases to be employed by National City.
Both David A Daberko and William E. MacDonald III, Vice Chairman of National City, terminated their respective Severance Agreements on October 23, 2006. The Severance Agreements had been entered into on December 19, 1994 and amended November 24, 1997. Each Severance Agreement provided that under certain circumstances upon termination of employment with National City within 3 years following a change in control the individual would be entitled to severance compensation and reimbursement for any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Attached hereto as Exhibits 99.3 and 99.4, and incorporated herein by reference, are the Severance Agreement Terminations that were entered into between National City Credit Corporation, a subsidiary of National City Corporation, and each of David A. Daberko and William E. MacDonald III on October 23, 2006.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits:

99.1 —	Aircraft Time Sharing Agreement (aircraft registration number N45NC) dated October 23, 2006, between National City and David A. Daberko

99.2 —	Aircraft Time Sharing Agreement (aircraft registration number N89NC) dated October 23, 2006, between National City and David A. Daberko

99.3 —	Severance Agreement Termination between National City and William E. MacDonald III, dated October 23, 2006

99.4 —	Severance Agreement Termination between National City and David A. Daberko, dated October 23, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)

Dated: October 23, 2006	By	/s/ Carlton E. Langer
Carlton E. Langer, Vice President and Assistant Secretary

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